Exhibit 1.2
Execution Version
PRICING AGREEMENT
March 30, 2011
WELLS FARGO SECURITIES, LLC
J.P. MORGAN SECURITIES LLC
CITIGROUP GLOBAL MARKETS INC.
As Representatives of the several
Underwriters named in Schedule I hereto
Ladies and Gentlemen:
          Brandywine Operating Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated March 30, 2011 (the “Underwriting Agreement”), among the Operating Partnership, Brandywine Realty Trust, a Maryland real estate investment trust and sole general partner and a limited partner of the Operating Partnership (the “Parent Guarantor”) and you, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) the Securities specified in Schedule II hereto (the “Designated Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Preliminary Prospectus and the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Preliminary Prospectus and the Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Preliminary Prospectus and the Prospectus relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement and the addresses of the Representatives referred to in such Section 13 are set forth in Schedule II hereto.
          An amendment to the Registration Statement, or a prospectus supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.
          Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Operating Partnership and the Parent Guarantor agree to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Operating Partnership and the Parent Guarantor, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the principal amount of Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto.
[Signature pages on following pages]

2

          If the foregoing is in accordance with your understanding, please sign and return to us five counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, will constitute a binding agreement among the Underwriters and the Operating Partnership and the Parent Guarantor.

Very truly yours,

BRANDYWINE OPERATING PARTNERSHIP, L.P.

By: Brandywine Realty Trust, its General Partner

By:	/s/ Gerard H. Sweeney
Name: Gerard H. Sweeney
Title: President and Chief Executive Officer

BRANDYWINE REALTY TRUST

By:	/s/ Gerard H. Sweeney

Name: Gerard H. Sweeney
Title: President and Chief Executive Officer:
Signature Page to Pricing Agreement

WELLS FARGO SECURITIES, LLC

By:	/s/ Carolyn Hurley
Name: Carolyn Hurley
Title: Director

J.P. MORGAN SECURITIES LLC

By:	/s/ Robert Bottamedi

Name: Robert Bottamedi
Title: Vice President

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Auren Kule

Name: Auren Kule
Title: Vice President
On behalf of themselves and each of the other several Underwriters
Signature Page to Pricing Agreement

SCHEDULE I

Principal Amount
of Designated
Securities
Underwriter	to be Purchased
Wells Fargo Securities, LLC	$76,917,000
J.P. Morgan Securities LLC	76,917,000
Citigroup Global Markets Inc.	76,916,000
BNY Mellon Capital Markets, LLC	6,500,000
Deutsche Bank Securities Inc.	6,500,000
Morgan Keegan& Company, Inc.	6,500,000
PNC Capital Markets LLC	6,500,000
RBS Securities Inc.	6,500,000
TD Securities (USA) LLC	6,500,000
U.S. Bancorp Investments, Inc.	6,500,000
Barclays Capital Inc.	4,875,000
BMO Capital Markets Corp.	4,875,000
Comerica Securities, Inc.	4,875,000
Commerz Markets LLC	4,875,000
Goldman, Sachs & Co.	4,875,000
Janney Montgomery Scott LLC	4,875,000
RBC Capital Markets, LLC	4,875,000
Santander Investment Securities Inc.	4,875,000
SunTrust Robinson Humphrey, Inc.	4,875,000
UBS Securities LLC	4,875,000

Total	$325,000,000

S-I-1

SCHEDULE II
ISSUER:
     Brandywine Operating Partnership, L.P.
GUARANTOR:
     Brandywine Realty Trust
TITLE OF DESIGNATED SECURITIES:
     4.95% Notes due 2018
AGGREGATE PRINCIPAL AMOUNT:
     $325,000,000
PRICE TO PUBLIC:
98.907% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 5, 2011
PURCHASE PRICE BY UNDERWRITERS:
98.282% of the principal amount of the Designated Securities, plus accrued interest, if any, from April 5, 2011
FORM OF DESIGNATED SECURITIES:
Book-entry only form represented by one or more global securities deposited with The Depository Trust Company (“DTC”) or its designated custodian, to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at the office of DTC.
SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:
Federal or other same day funds
TIME OF DELIVERY:
9:30 a.m. (New York City time), April 5, 2011

INDENTURE:
Indenture, dated as of October 22, 2004, as supplemented (the “Indenture”), among the Operating Partnership, the Parent Guarantor and The Bank of New York Mellon, as Trustee
MATURITY:
April 15, 2018
INTEREST RATE:
4.95% per annum
INTEREST PAYMENT DATES:
April 15 and October 15, beginning on October 15, 2011
INTEREST PAYMENT RECORD DATES:
April 1 and October 1
REDEMPTION PROVISIONS:
     The Operating Partnership may redeem the notes at any time before 30 days prior to the maturity date, in whole or in part at a redemption price equal to the greater of: (1) 100% of the principal amount of the notes then outstanding to be redeemed; and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 35 basis points plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.
     If the notes are redeemed on or after 30 days prior to the maturity date, the Operating Partnership may redeem the notes at a redemption price equal to 100% of the principal amount of the notes being redeemed, plus accrued and unpaid interest on the principal amount being redeemed to the redemption date.
SINKING FUND PROVISIONS:
     None.
CONVERTIBILITY OR EXCHANGEABILITY PROVISIONS:
     None.

DEFEASANCE PROVISIONS:
     As set forth in the Indenture.
OTHER TERMS AND CONDITIONS:
     None.
CLEAR MARKET PERIOD (Section 5(e) of the Underwriting Agreement):
     From date hereof through April 5, 2011.
CLOSING LOCATION FOR DELIVERY OF DESIGNATED SECURITIES:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
NAMES AND ADDRESSES OF REPRESENTATIVES:
Wells Fargo Securities, LLC,
301 S. College Street
Charlotte, North Carolina 28288
Attention: Transaction Management
J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179
Attention: High Grade Syndicate Desk — 3rd floor
Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Attention: General Counsel
UNDERWRITERS’ COUNSEL:
     Simpson Thacher & Bartlett LLP
LIST OF FREE WRITING PROSPECTUSES
     (Section 2(e) of the Underwriting Agreement):

Final term sheet dated March 30, 2011 related to the Designated Securities (in the form agreed between the Company and the Representatives on the date hereof).
INFORMATION FURNISHED TO OPERATING
   PARTNERSHIP IN WRITING BY THE
   UNDERWRITERS THROUGH THE
   REPRESENTATIVES EXPRESSLY FOR
   INCLUSION IN PROSPECTUS, TIME OF
   SALE INFORMATION OR OTHER
   DOCUMENTS (Sections 2 and 9 of the
   Underwriting Agreement):
     As set forth in a letter delivered by the Representatives at the Time of Delivery